Exhibit 99.1

Orthofix Names Kevin Kenny President of Global Spine Business

LEWISVILLE, TEXAS – December 5, 2019 – Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company focused on musculoskeletal products and therapies, today announced the appointment of Kevin Kenny as President of the Orthofix Global Spine business, effective today. In this role, Kenny will serve on the Company’s Executive Leadership team and be responsible for leading the global spinal implants, motion preservation, bone growth therapies, and biologics businesses.

“Kevin is uniquely qualified to take on this role given his prior leadership experience in the spine and medical device business,” said Jon Serbousek, Orthofix President and CEO. “I look forward to the strategic guidance and expertise he will bring to our organization. Under his leadership we will continue to deepen our commitment to transforming and accelerating our global spine business.”

Kenny previously served as Vice President of U.S. Sales for Medtronic Spine and Biologics where he oversaw all sales functions for approximately 1,500 direct and non-direct sales personnel. During his nine-year tenure with Medtronic, Kenny held a variety of sales roles, each with increasing areas of responsibility.

Kenny more recently served as the Chief Operating Officer for Cardiovascular Systems Incorporated where he drove business strategies focused on developing and commercializing new products worldwide. Earlier in his career, Kenny served as Vice President of Sales for Bausch and Lomb, and also held various sales leadership roles with B. Braun/McGaw, a worldwide manufacturer and distributor of medical devices.

“I am honored and excited to take on this leadership role with Orthofix Spine,” said Kenny. “I look forward to working with the spine team to grow our global footprint, and partner with our customers to ensure that our products and services meet their needs.”

Kenny serves on the board of directors for the Medical Device Manufacturers Association. He earned his B.S. in Business Administration from California State University in Sacramento, CA.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in more than 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2018, to reflect new information, the occurrence of future events or circumstances or otherwise.

CONTACT:
Mark Quick	Denise Landry
Investor Relations	Media Relations
Tel 214 937 2924	Tel 214 937 2529
markquick@orthofix.com	deniselandry@orthofix.com